EXHIBIT 10.33(c)


WELLS FARGO BANK           CONTINUING COMMERCIAL LETTER OF CREDIT AGREEMENT


To: WELLS FARGO BANK, NATIONAL ASSOCIATION

     In consideration of Wells Fargo Bank, National Association, at the request and for the account of the undersigned Applicant, and, unless otherwise specifically provided in any Loan Document, at the option of Wells Fargo, issuing commercial letters of credit pursuant to applications for commercial letters of credit and the terms and conditions of this Agreement, Applicant hereby agrees that the terms and conditions hereinafter set forth shall apply to each such Application, to the Credit issued by Wells Fargo pursuant to such Application, to the issuance of each such Credit, and to transactions under each such Application, each such Credit and this Agreement.

     SECTION 1. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth after each term: "Acceptance" shall mean any time draft drawn or made, or purported to be drawn or made, under any Credit, and accepted for payment by Wells Fargo or by any other bank specified by Wells Fargo to accept such time draft for payment. "Acceptance Fee" shall mean the fee, computed at the acceptance fee rate specified by Wells Fargo, charged by Wells Fargo when each Acceptance is created on the amount of each Acceptance for the time period each such Acceptance is to be outstanding. "Agreement" shall mean this Continuing Commercial Letter of Credit Agreement as it may be revised or amended from time to time pursuant to its terms. "Applicant" shall mean the person or persons or the entity or entities signing this Agreement. "Application" shall mean Wells Fargo's printed form titled "Application for Commercial Letter of Credit" or any other form acceptable to Wells Fargo on which Applicant applies for the issuance by Wells Fargo of a Credit and/or an application for amendment of a Credit or any combination of such applications, as the context may require. "Beneficiary" shall mean any person or entity named on an Application as the beneficiary or any person or entity who is the transferee of any such beneficiary. "Collateral" shall mean the Property, together with the proceeds of such Property, securing any or all the obligations and liabilities of Applicant to Wells Fargo at any time existing under or in connection with any Letter of Credit Document and/or any Loan Document. "Credit" shall mean an instrument or document titled "Irrevocable Commercial Letter of Credit" or "Irrevocable Documentary Credit", or any instrument or document whatever it is titled or whether or not it is titled functioning as a commercial letter of credit, issued under or pursuant to an Application, and all renewals, extensions and amendments of such instrument or document. "Deferred Payment Fee" shall mean the fee, computed at the deferred payment fee rate specified by Wells Fargo, charged by Wells Fargo on the amount of each Demand presented under a Credit providing for deferred payment of Demands which are not time drafts, which fee will be payable when the Demand is determined by Wells
Fargo to comply with such Credit and cover the time period from the date of such determination to the date such Demand is payable. "Delivery Authorization" shall mean any agreement, undertaking, guarantee, indemnity, release, bond, letter, document or authorization given or executed by Wells Fargo, at its option in each case, at the request of Applicant or Applicant's agent to or in favor of a carrier or other person or entity in order to permit delivery to Applicant or Applicant's agent of Property referred to in or shipped under any Credit. "Demand" shall mean any sight or time draft (before it is accepted), electronic or telegraphic transmission or other written demand drawn or made, or purported to be drawn or made, under or in connection with any Credit. "Document" shall mean any instrument, statement, certificate or other document, including, but not limited to, shipping documents, warehouse receipts and policies or certificates of insurance, referred to in or related to any Credit or required by any Credit to be presented with any Demand. "Dollars" shall mean the lawful currency at any time for the payment of public or private debts in the United States of America. "Event of Default" shall mean any of the events set forth in
Section 14 of this Agreement. "Expiration Date" shall mean the date any Credit expires. "Guarantor" shall mean any person or entity guaranteeing the payment and/or performance of any or all the obligations of Applicant to Wells Fargo under or in connection with any Letter of Credit Document and/or any Loan Document. "Holding Company" shall mean any company or other entity controlling Wells Fargo. "Issuance Fee" shall mean the fee, computed at the issuance fee rate specified by Wells Fargo, charged by Wells Fargo on the amount of each Credit and on the amount of each increase in a Credit at the time each Credit is issued and the time the amount of each Credit is increased. "Letter of Credit Document" shall mean this Agreement, each Application, each Credit, each Demand and each Acceptance. "Loan Document" shall mean each and any promissory note, credit agreement, loan agreement, security agreement, pledge agreement, guarantee or other agreement or writing signed by Wells Fargo and/or Applicant and/or any Guarantor relating to, evidencing or guaranteeing any loan or other extension of credit made by Wells Fargo to Applicant under or in connection with any Letter of Credit Document. The foregoing includes, without limitation, the Loan Agreement and Security Agreement of even date. "Negotiation Fee" shall mean the fee, computed at the negotiation fee rate specified by Wells Fargo, charged by Wells Fargo on the amount of each Demand paid or accepted by Wells Fargo when each Demand is paid or accepted. "Payment Office" shall mean such office of Wells Fargo specified by Wells Fargo as the office where reimbursements and other payments under or in connection with any Letter of Credit Document are to be made by Applicant. "Prime Rate" shall mean the rate of interest most recently announced at Wells Fargo's principal office in San Francisco, California as its Prime Rate, with the understanding that the Prime Rate is one of Wells Fargo's base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate. "Property" shall mean all forms of property, whether tangible or intangible, real, personal or mixed. "Rate of Exchange" shall mean Wells Fargo's then current selling rate of exchange in San Francisco, California for sales of the currency of payment of any Demand or Acceptance, or of any fees or expenses or other amounts payable under this Agreement, for cable transfer to the country of which such currency is the legal tender. "UCP" shall mean the Uniform Customs and Practice for Documentary Credits, an International Chamber of Commerce publication, or any substitution therefor or replacement thereof. "Unpaid and Undrawn Balance" shall mean at any time and from time to time the entire amount which has not been paid by Wells Fargo under all the Credits issued for the account of Applicant, including, but not limited to, the amount of each Demand and Acceptance on which Wells Fargo has not yet effected payment as well as the amount undrawn under all such Credits. "Wells Fargo" shall mean Wells Fargo Bank, National Association, a national banking association.

     SECTION 2. HONORING DEMANDS AND DOCUMENTS. Applicant agrees that Wells Fargo may receive, accept and honor, as complying with the terms of any Credit, any Demand and any Documents accompanying such Demand; provided, however, that (a) such Demand and accompanying Documents appear on their face to comply substantially with the provisions of such Credit, and (b) such Demand and accompanying Documents are, or appear on their face to be,signed or issued by (I) a person or entity authorized under such Credit to draw, sign or issue such Demand and such accompanying Documents, or (ii) an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver or other legal representative or successor in interest by operation of law of any such person or entity. Notwithstanding the preceding sentence, Applicant agrees that (x) in consideration for Wells Fargo giving or executing a Delivery Authorization at its option at any time, Wells Fargo may, in its sole discretion, receive, accept and honor, as complying with the terms of the Credit related to such Delivery Authorization, any Demand and any Documents accompanying such Demand which are presented under such Credit and relate to any Property covered by such Delivery Authorization even if such Demand or any such Document does not conform to the requirements of such Credit or is not otherwise in order or any other term or condition of such Credit has not been complied with; and (y) in consideration for Wells Fargo issuing a Credit which, at the request of Applicant and at the option of Wells Fargo, contains provisions that (I) any Demand made under such Credit will be honored only if and when Wells Fargo receives written notice that the Property referred to in the Documents accompanying such Demand has been inspected and passed and/or released and/or approved by the United States Food and Drug Administration or by any other state or federal government agency or regulatory authority or by any other party or entity, and (ii) the Documents accompanying such Demand are to be released by Wells Fargo to Applicant or Applicant's agent for the purpose of arranging such inspection against Applicant or Applicant's agent signing a receipt for such Documents, Wells
Fargo may in its sole discretion honor and accept such Demand and such Documents as complying with the terms of such Credit without having received written notice that such Property has been inspected and passed and/or released and/or approved as aforesaid (1) if such Demand and accompanying Documents appear on their face to comply substantially with all other terms of such Credit, or Applicant has waived any failure of such Demand or Documents to comply with the terms of such Credit, and (11) if Applicant or Applicant's agent does not promptly (A) sign such a receipt which is in form and substance acceptable to Wells Fargo and (B) comply with all the terms of such receipt and (C) arrange such inspection of such Property.

     SECTION 3. REIMBURSEMENT FOR PAYMENT OF DEMANDS AND ACCEPTANCES. Applicant agrees to reimburse Wells Fargo for all amounts paid by Wells Fargo on each Demand and on each Acceptance, including, but not limited to, all amounts paid by Wells Fargo on each Demand and on each Acceptance to any paying, accepting, negotiating or other bank. If in connection with the issuance of any Credit, Wells Fargo agrees to pay any other bank the amount of any payment or negotiation made by such other bank under such Credit upon receipt by Wells Fargo of a cable, telex or other written telecommunication advising Wells Fargo of such payment or negotiation, or authorizes any other bank to debit Wells Fargo's account for the amount of such payment or negotiation, Applicant agrees to reimburse Wells Fargo for all such amounts paid by Wells Fargo, or debited to Wells Fargo's account with such other bank, even if any Demand or Document specified in such Credit fails to arrive in whole or in part or if, upon the arrival of any such Demand or Document, the terms of such Credit have not been complied with or such Demand or Document does not conform to the requirements of such Credit or is not otherwise in order.

     SECTION 4. FEES AND EXPENSES.  Applicant agrees to pay to Wells Fargo
(a) all Issuance Fees, Negotiation Fees, Acceptance Fees, Deferred Payment Fees, cable fees, amendment fees, non-usance fees and cancellation fees of, and all out-of-pocket expenses incurred by, Wells Fargo under or in connection with any Letter of Credit Document, and (b) all fees and charges of banks other than Wells Fargo under or in connection with any Letter of Credit Document if any Application (i) does not indicate who will pay such fees and charges, (ii) indicates that such fees and charges are to be paid by Applicant, or (iii) indicates that such fees and charges are to be paid by the Beneficiary and the Beneficiary does not, for any reason whatsoever, pay such fees or charges. There shall be no refund of any portion of any Issuance Fee in the event any Credit is used, reduced, amended, modified or terminated before its Expiration Date; and there shall be no refund of any portion of any Acceptance Fee or Deferred Payment Fee if any Acceptance or deferred payment Demand is reimbursed by Applicant before it matures.

     SECTION 5. DEFAULT INTEREST. Unless otherwise specified in any Loan Document or on an Application and agreed to by Wells Fargo, all amounts to be reimbursed by Applicant to Wells Fargo pursuant to Section 3 of this Agreement and all fees and expenses to be paid by Applicant to Wells Fargo pursuant to
Section 4 of this Agreement, and all other amounts due from Applicant to Wells Fargo under or in connection with the Letter of Credit Documents, will bear interest (to the extent permitted by law), payable on demand, from the date Wells Fargo paid the amounts to be reimbursed or the date such fees, expenses and other amounts were due until such amounts are reimbursed in full or such fees, expenses and other amounts are paid in full, at that interest rate per annum, calculated for the actual days elapsed in a year of 360 days, which is two percent (2%) above the Prime Rate in effect from time to time.

     SECTION 6. TIME AND METHOD OF REIMBURSEMENT AND PAYMENT. Unless otherwise specified in this Section 6, in any Loan Document or on an Application and agreed to by Wells Fargo, all amounts to be reimbursed by Applicant to Wells Fargo pursuant to Section 3 of this Agreement, all fees and expenses to be paid by Applicant to Wells Fargo pursuant to Section 4 of this Agreement, all interest due to Wells Fargo pursuant to Section 5 of this Agreement, and all other amounts due to Wells Fargo from Applicant under or in connection with the Letter of Credit Documents will be reimbursed or paid at the Payment
Office in Dollars in immediately available funds without setoff or counterclaim on demand or, at Wells Fargo's option, by Wells Fargo debiting any of Applicant's accounts with Wells Fargo without presentment, protest, demand for reimbursement or payment, notice of dishonor or any other notice whatsoever, all of which are hereby expressly waived by Applicant. Such debit will be made (a) at the time each Demand is paid by Wells Fargo or on the maturity of each Acceptance or, if earlier, at the time each amount is paid by Wells Fargo to any paying, accepting, negotiating or other bank,
(b) at the time each fee and expense referenced in Section 4 of this Agreement is to be paid, (c) at the time interest is due to Wells Fargo pursuant to
Section 5 of this Agreement, and (d) at the time each other amount is due under or in connection with the Letter of Credit Documents. If any Demand or Acceptance or any fee, expense, interest or other amount payable under or in connection with the Letter of Credit Documents is payable in a currency other than Dollars, Applicant agrees to reimburse Wells Fargo for all amounts paid by Wells Fargo on such Demand and on such Acceptance, and/or to pay Wells
Fargo all such fees, expenses, interest and other amounts, in one of the three following ways, as determined by Wells Fargo in its sole discretion in each case, (i) at such place as Wells Fargo shall direct, in such other currency, or (ii) at the Payment Office in the Dollar equivalent of the amount of such other currency calculated at the Rate of Exchange on the date determined by Wells Fargo in its sole discretion, or (iii) at the Payment Office in the Dollar equivalent, as determined by Wells Fargo (which determination shall be deemed correct absent manifest error), of such fees, expenses, interest or other amounts or of the actual cost to Wells Fargo of paying such Demand or Acceptance.

     SECTION 7. AGREEMENTS OF APPLICANT. Applicant agrees that (a) unless otherwise specifically provided in any Loan Document, Wells Fargo shall not be obligated at any time to issue any Credit for the account of Applicant;
(b) unless otherwise specifically provided in any Loan Document, if any Credit is issued by Wells Fargo for the account of Applicant, Wells Fargo shall not be obligated to issue any further Credit for the account of Applicant or to make other extensions of credit to Applicant or in any other manner to extend any financial consideration to Applicant; (c) Wells Fargo has not given Applicant any legal or other advice with regard to any Letter of Credit Document or Loan Document; (d) if Wells Fargo at any time discusses with Applicant the wording for any Credit, any such discussion will not constitute legal or other advice by Wells Fargo or any representation or warranty of Wells Fargo that any wording or Credit will satisfy Applicant's needs; (a) Applicant Is responsible for the wording of each Credit, including, but not limited to, any drawing conditions, and will not rely on Wells Fargo in any way in connection with the wording of any Credit or the structuring of any transaction related to any Credit; (f) Applicant and not Wells Fargo is responsible for entering into the contracts relating to the Credits between Applicant and the Beneficiaries and for causing Credits to be issued; (g)
Wells Fargo may, as Wells Fargo deems appropriate, modify or alter and use in any Credit the terminology contained on the Application for such Credit; (h) unless the Application for a Credit specifies whether the Documents to be presented with a Demand under such Credit must be sent to Wells Fargo in one parcel or in two parcels or may be sent to Wells Fargo in any number of parcels, Wells Fargo may, if it so desires, make such determination and specify in the Credit whether such Documents must be sent in one parcel or two parcels or may be sent in any number of parcels; (i) Wells Fargo shall not be deemed the agent of Applicant, any Beneficiary or any other user of any Credit, and neither Applicant, nor any Beneficiary nor any other user of any Credit shall be deemed an agent of Wells Fargo; (j) Applicant will promptly examine all Documents and each Credit if and when they are delivered to Applicant by Wells Fargo and, in the event of any claim of noncompliance of any Documents or any Credit with Applicant's instructions or any Application, or in the event of any other irregularity, will promptly notify Wells Fargo in writing of such noncompliance or irregularity, Applicant being conclusively deemed to have waived an such claim of noncompliance or irregularity unless such notice is promptly given; (k) all directions and correspondence relating to any Letter of Credit Document are to be sent at the risk of Applicant; (1) if any Credit has a provision concerning the automatic extension of the Expiration Date of such Credit, Wells Fargo may, at its sole option , give notice of nonrenewal of such Credit and if Applicant does not at any time want such Credit to be renewed Applicant will so notify Wells Fargo at least fifteen (15) calendar days before Wells Fargo is to notify the Beneficiary of such Credit or any advising bank of such nonrenewal pursuant to the terms of such Credit; (m) Applicant will not seek to obtain, apply for, or acquiesce in any temporary restraining order, restraining order, preliminary injunction, permanent injunction or any type of pretrial or permanent injunctive relief or any similar relief, however named, restraining, prohibiting or enjoining Wells Fargo, any of Wells Fargo's correspondents or any advising, confirming, negotiating, paying, accepting or other bank from paying or negotiating any Demand or creating or paying any Acceptance or honoring any other obligation under or in connection with any Credit; and (n) except for any of Applicant's obligations which are specifically affected by the actions referred to in subsection (vi) of this Section 7(n), Applicant's obligations under or in connection with each Letter of Credit Document and each Loan Document shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of each such Letter of Credit Document and each such Loan Document under all circumstances whatsoever, including, but not limited to, the following circumstances and the circumstances listed in Section 13(b) through (bb) of this Agreement: (i) any lack of validity or enforceability of any Letter of Credit Document, any Loan Document, any Document or any agreement relating to any Letter of Credit Document, any Loan Document or any Document; (ii) any amendment of or waiver relating to, or any consent to or departure from, any Letter of Credit Document, any Loan Document or any Document; (iii) any release or substitution at any time of any Property which may be held as Collateral; (iv) the existence of any claim, set-off, defense or other right which Applicant may have at any time against Wells Fargo or any Beneficiary (or any person or entity for whom any Beneficiary may be acting) or any other person or entity, whether under or in connection with any Letter of Credit Document, any Loan Document, any Document or any Property referred to in or related to any Letter of Credit Document, any Loan Document or any Document or under or in connection with any unrelated transaction; (v) any breach of contract or other dispute between or among any two or more of Applicant, Wells Fargo, any Beneficiary, any transferee of any Beneficiary, any person or entity for whom any Beneficiary or any transferee of any Beneficiary may be acting, or any other person or entity; or (vi) any delay, extension of time, renewal, compromise or other indulgence granted or agreed to by Wells Fargo with or without notice to, or approval by, Applicant in respect of any of Applicant's indebtedness or other obligations to Wells Fargo under or in connection with any Letter of Credit Document or any Loan Document.

     SECTION 8. COMPLIANCE WITH LAWS AND REGULATIONS. Applicant represents and warrants to Wells Fargo that no Application, Credit or transaction under any Application and/or any Credit will contravene any law or regulation of the government of the United States or any state thereof. Applicant agrees
(a) to comply with all federal, state and foreign exchange regulations and other government laws and regulations now or hereafter applicable to any Letter of Credit Document, to any payments under or in connection with any Letter of Credit Document, to each transaction under or in connection with any Letter of Credit Document, or to the import, export, shipping or financing of the Property referred to in or shipped under or in connection with any Credit, and (b) to reimburse Wells Fargo for such amounts as Wells Fargo may be required to expend as a result of such laws or regulations, any change in such laws or regulations or any change in the interpretation of such laws or regulations by any court or administrative or government authority charged with the administration of such laws or regulations.

    SECTION 9. TAXES, RESERVES AND CAPITAL ADEQUACY REQUIREMENTS. In addition to, and notwithstanding, any other provision of any Letter of Credit Document or any Loan Document, in the event that any law, treaty, rule, regulation, guideline, request, order, directive or determination (whether or not having the force of law) of or from any government authority, including, but not limited to, any court, central bank or government regulatory authority, or any change therein or in the interpretation or application thereof, (a) does or shall subject Wells Fargo to any tax of any kind whatsoever with respect to the Letter of Credit Documents or the Loan Documents, or change the basis of taxation of payments to Wells Fargo of any amount payable thereunder (except for changes in the rate of tax on the net income of Wells Fargo); or (b) does or shall impose, modify or hold applicable any reserve, special deposit, assessment, compulsory loan, Federal Deposit Insurance Corporation insurance or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, other credit extended by or any other acquisition of funds by, any office of Wells Fargo; or (c) does or shall impose, modify or hold applicable any capital adequacy requirements, (whether or not having the force of law); or (d) does or shall impose on Wells Fargo any other condition; and the result of any of the foregoing is (i) to increase the cost to Wells Fargo of issuing or maintaining any Credit or of performing any transaction under any Letter of Credit Document or any Loan Document, or (ii) to reduce any amount receivable by Wells Fargo under any Letter of Credit Document or any Loan Document, or (iii) to reduce the rate of return on the capital of Wells Fargo or the Holding Company to a level below that which Wells Fargo or the Holding Company could have achieved but for any imposition, modification or application of any capital adequacy requirement (taking into consideration the policy of Wells Fargo or the Holding Company, as the case may be, with respect to capital adequacy), and any such increase or reduction is material (as determined by Wells Fargo in its sole discretion); then, in any such case, Applicant agrees to pay to Wells Fargo such amount or amounts as may be necessary to compensate Wells Fargo or the Holding Company for (1) any such additional cost, (2) any reduction in the amount received by Wells Fargo under any Letter of Credit Document or any Loan Document, or (3) to the extent allocable (as determined by Wells Fargo in its sole discretion) to any Letter of Credit Document or any Loan Document, any reduction in the rate of return on the capital of Wells Fargo or the Holding Company.

     SECTION 10. COLLATERAL. In addition to, and not in substitution for, any Property delivered, conveyed, transferred or assigned to Wells Fargo under any Loan Document as security for any or all of the obligations and liabilities of Applicant to Wells Fargo at any time existing under or in connection with any Letter of Credit Document or any Loan Document', Applicant grants to Wells Fargo a security interest in and to the following Collateral, whether or not any such Collateral is in Wells Fargo's possession or control or in the possession or control of Wells Fargo's agents or correspondents or in transit to, or set apart for, Wells Fargo or any of Wells Fargo's agents or correspondents: (a) with respect to each Credit and until such time as all the obligations and liabilities of Applicant to Wells Fargo at any time existing under or in connection with each Credit and each Letter of Credit Document and each Loan Document related to such Credit have been fully paid and discharged, all as security for such obligations and liabilities, (i) all Property referred to in each Credit or at any time shipped under or pursuant to each Credit or in any way related to each Credit or to any Demand made or Acceptance created under each Credit, whether or not Wells Fargo receives the Documents covering such Property or releases such Documents to Applicant on trust or bailee receipt or otherwise, (ii) all Documents accompanying any Demand made under each Credit, and (iii) all the proceeds of the Property and the Documents referred to in subsections (i) and (ii) of this Section 10(a); and (b) with respect to all the Credits and until such time as all the obligations and liabilities of Applicant to Wells Fargo at any time existing under or connection with each Letter of Credit Document and each Loan
Document have been fully paid and discharged, all as security for such obligations and liabilities, (i) all the property, claims, demands, right, title and interest of Applicant in and to the balance of every deposit account of Applicant with Wells Fargo now or at any time hereafter existing, and all evidences of such deposit accounts, (ii) all Property belonging to Applicant or in which Applicant may have an interest, now or at any time hereafter delivered, conveyed, assigned, pledged or paid to Wells Fargo or its agents or correspondents in any manner whatsoever, whether as security or for safekeeping or otherwise, including, but not limited to, any items received for collection or transmission, and the proceeds of such items, whether or not such Property is in whole or in part released to Applicant on trust or bailee receipt or otherwise, and (iii) where more than one person or entity is an Applicant, all right, title and interest of each Applicant in and to all the Property which any Applicant may now or hereafter obtain as security for the obligations of the other Applicants or Applicant to such Applicant arising under or in connection with the transaction to which any Credit relates. Further, in addition to, and not in substitution for, any Property delivered, conveyed, transferred or assigned to Wells Fargo under any Loan Document as security for any or all of the obligations and liabilities of Applicant to Wells Fargo at any time existing under or in connection with any Letter of Credit Document or any Loan Document, Applicant agrees to deliver, convey, transfer and assign to Wells Fargo, on demand, as security, Property of a value and character satisfactory to Wells Fargo (x) if Wells Fargo at any time feels insecure about Applicant's ability or willingness to repay any amounts which Wells Fargo has paid or may pay in the future on any Demand or Acceptance or in honoring any other obligation of Wells Fargo under or in connection with any Credit, or (y) without limiting the generality of the foregoing subsection (x), if any temporary restraining order, restraining order, preliminary injunction, permanent injunction or any type of pretrial or permanent injunctive relief or any similar relief, however named, is obtained restraining, prohibiting or enjoining Wells Fargo, any of Wells Fargo's correspondents or any advising, confirming, negotiating, paying or other bank from paying or negotiating any Demand or creating or paying any Acceptance or honoring any other obligation under or in connection with any Credit. Applicant agrees that the receipt by Wells Fargo's agents or correspondents at any time of any kind of security, including, but not limited to, cash, shall not be deemed a waiver of any of Wells Fargo's rights or powers under this Agreement. Applicant agrees to sign and deliver to Wells Fargo on demand of Wells Fargo all such deeds of trust, security agreements, financing statements and other documents as Wells Fargo shall at any time request which are necessary or desirable (in the sole opinion of Wells Fargo) to grant to Wells Fargo an effective and perfected security interest in and to any or all of the Collateral. Applicant agrees to pay all filing and recording fees related to the perfection of any security interest granted to Wells Fargo in accordance with this Section 10. Applicant hereby agrees that any or all of the Collateral may be held and disposed of by Wells Fargo as provided in this Agreement. Upon any transfer, sale, delivery, surrender or endorsement of any Document or Property which is or was part of the Collateral, Applicant will indemnify and hold Wells Fargo and Wells Fargo's agents and correspondents harmless from and against each and every claim, demand, action or suit which may arise against Wells Fargo or any such agent or correspondent by reason of such transfer, sale, delivery, surrender or endorsement.

     SECTION 11. LICENSES AND INSURANCE FOR PROPERTY. Applicant agrees (a) to procure promptly any necessary import, export or other licenses for the import, export or shipping of the Property referred to in or shipped under, pursuant to or in connection with any Credit; (b) to furnish such instruments, certificates and other documents as Wells Fargo may at any time require with respect to such import, export or other licenses and with respect to the compliance by Applicant with all federal, state and foreign government laws, regulations, guidelines, requests, directives and/or determinations with regard to the import, export, shipping and financing of the Property referred to in or shipped under, pursuant to or in connection with any Credit; (c) to keep such Property adequately covered by insurance in amounts, against risks and with companies satisfactory to Wells Fargo; (d) to assign the policies or certificates of insurance to Wells Fargo, or to make the loss or adjustment, if any, payable to Wells Fargo, at its option; and (e) to furnish to Wells Fargo, upon demand of Wells Fargo, evidence of such insurance and/or evidence of acceptance by the insurers of the assignment of such policies or certificates of insurance. Should the insurance on any Property referred to in or shipped under, pursuant to or in connection with any Credit for any reason be unsatisfactory to Wells Fargo, Wells Fargo may, at Applicant's expense, obtain insurance satisfactory to Wells Fargo.

     SECTION 12. INDEMNIFICATION. Except to the extent caused by Wells Fargo's lack of good faith, and notwithstanding any other provision of this Agreement, Applicant agrees to reimburse and indemnify Wells Fargo for (a) all amounts paid by Wells Fargo to any person or entity under or in connection with any Delivery Authorization, and (b) all damages, losses, liabilities, actions, claims, suits, penalties, judgments, obligations, costs or expenses, of any kind whatsoever and howsoever caused, including, but not limited to, attorneys' fees and interest, paid, suffered or incurred by, or imposed upon, Wells Fargo directly or indirectly arising out of or in connection with (i) any Letter of Credit Document, any Loan Document, any Document or any Property referred to in or related to any Credit; (ii) the issuance of any Credit; (iii) the transfer of any Credit; (iv) any Delivery Authorization;
(v) the collection of any amounts owed to Wells Fargo by Applicant under or in connection with any Letter of Credit Document or any Loan Document;
(vi) the foreclosure against, or other enforcement of, any Collateral; (vii) the protection, exercise or enforcement of Wells Fargo's rights and remedies under or in connection with any Letter of Credit Document or any Loan
Document; (viii) any court decrees or orders, including, but not limited to, temporary restraining orders, restraining orders, preliminary injunctions, permanent injunctions or any type of pretrial or permanent injunctive relief or any similar relief, however named, restraining, prohibiting or enjoining or seeking to restrain, prohibit or enjoin Wells Fargo, any of Wells Fargo's correspondents or any advising, confirming, negotiating, paying, accepting or other bank from paying or negotiating any Demand or creating or paying any Acceptance or honoring any other obligation under or in connection with any Credit; or (ix) any Credit being governed by laws or rules other than the UCP in effect on the date such Credit is issued. The indemnity provided in this
Section 12 will survive the termination of this Agreement and the expiration or cancellation of any or all the Credits.

     SECTION 13. LIMITATION OF LIABILITY. Notwithstanding any other provision of this Agreement, neither Wells Fargo nor any of its agents or correspondents will have any liability to Applicant for any action, neglect or omission, if done in good faith, under or in connection with any Letter of Credit Document, Loan Document or Credit, including, but not limited to, any issuance or amendment of any Credit, the failure to issue or amend any Credit, or the honoring or dishonoring of any Demand under any Credit, and such good faith action, neglect or omission will bind the Applicant. Notwithstanding any other provision of any Letter of Credit Document, in no event shall Wells Fargo, its officers or directors be liable or responsible, regardless of whether any claim is based on contract or tort, for (a) any special, consequential, indirect or incidental damages, including, but not limited to, lost profits, arising out of or in connection with the issuance of any Credit or any action taken or not taken by Wells Fargo in connection with any Letter of Credit Document, any Loan Document or any Document or Property referred to in or related to any Credit; (b) the honoring of any Demand or Acceptance in accordance with any order or directive of any court or government or regulatory body or entity requiring such honor despite any temporary restraining order, restraining order, preliminary injunction, permanent injunction or any type of pretrial or permanent injunctive relief or any similar relief, however named, restraining, prohibiting or enjoining such honor; (c) the use which may be made of any Credit; (d) the validity of any purported transfer of any Credit or the identity of any purported transferee of any Beneficiary; (e) any acts or omissions of any Beneficiary or any other user of any Credit; (f) the existence, character, quality, quantity, condition, packing, value or delivery of the Property referred to in or related to any Credit or purporting to be represented by any Document; (g) any difference in the character, quality, quantity, condition or value of the Property referred to in or related to any Credit or purporting to be represented by any Document from that expressed in any Credit or any Document; (h) the time, place, manner or order in which shipment is made of, or the failure or omission to ship, or the partial or incomplete shipment of, any or all of the Property referred to in or related to any Credit or any Document; (i) the form, validity, sufficiency, correctness, genuineness or legal effect of any Demand or any Document, or of any signatures or endorsements on any Demand or Document, even if any Demand or any Document should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (j) any deviation from instructions, delay, default or fraud by the shipper or anyone else in connection with any Document or any Property referred to in or related to any Credit or the shipping of any such Property; (k) any delay in giving or failure to give any notice, including, but not limited to, notice of arrival of any Property referred to in or related to any Credit or any Document; (l) any delay in arrival or failure to arrive of any Property referred to in or related to any Credit or any Document; (m) any breach of contract between the shippers or vendors and the consignees or buyers; (n) the character, adequacy, validity or genuineness of any insurance or the solvency or responsibility of any insurer of any risk; (o) the solvency of any person or entity issuing any Document or the responsibility of any such person or entity for, or the relationship of any such person or entity to, any Property referred to in or related to any Document; (p) payment or acceptance by Wells Fargo of any Demand when the Demand and any Documents which accompany such Demand appear on their face to comply substantially with the terms of the Credit to which they relate or dishonor by Wells Fargo of any Demand when the Demand and any Documents which accompany such Demand do not strictly comply on their face with the terms of the Credit to which they relate; (q) the failure of any Demand or Document to bear any reference or adequate reference to the Credit to which it relates; (r) the failure of any Document to accompany any Demand; (s) the failure of any person or entity to note the amount of any Demand on the Credit to which it relates or on any Document; (t) the failure of any person or entity to surrender or take up any Credit; (u) the failure of any Beneficiary to comply with the terms of any Credit or to meet the obligations of such Beneficiary to Applicant; (v) the failure of any person or entity to send or forward Documents if and as required by the terms of any Credit; (w) any errors, inaccuracies, omissions, interruptions or delays in transmission or delivery of any messages, directions or correspondence by mail, cable, telegraph, wireless or otherwise, whether or not they are in cipher; (x) any notice of nonrenewal of a Credit sent by Wells Fargo not being received on time or at any time by the Beneficiary of such Credit; (y) any inaccuracies in the translation of any messages, directions or correspondence; (z) any Beneficiary's use of the proceeds of any Demand or Acceptance; (aa) any Beneficiary's failure to repay to Wells Fargo or Applicant the proceeds of any Demand or Acceptance if the terms of any Credit require such repayment; (bb) any act, error, neglect, default, negligence, gross negligence, omission, willful misconduct, lack of good faith, insolvency or failure in business of any of Wells Fargo's agents or correspondents or of any advising, confirming, negotiating, paying, accepting or other bank. The occurrence of any one or more of the contingencies referred to in the preceding sentence shall not affect, impair or prevent the vesting of any of Wells Fargo's rights or powers under this Agreement or any Loan Document or Applicant's obligation to make reimbursement or payment to Wells Fargo under this Agreement or any Loan Document. The provisions of this Section 13 will survive the termination of this Agreement and any Loan Documents and the expiration or cancellation of any or all the Credits.

     SECTION 14. EVENTS OF DEFAULT. Applicant agrees that each of the following shall constitute an Event of Default under this Agreement: (a) Applicant's or any Guarantor's failure to pay any principal, interest, fee or other amount when due under or in connection with any Letter of Credit Document; (b) the occurrence and continuance of any default or defined event of default under any Loan Document or any other agreement, document or instrument signed or made by Applicant or any Guarantor in favor of Wells Fargo; (c) Applicant's or any Guarantor's failure to perform or observe any term, covenant or agreement contained in this Agreement (other than those referred to in subsections (a), (b) and (c) of this Section 14); (d) any representation, warranty or certification made or furnished by Applicant or any Guarantor under or in connection with any Letter of Credit Document, or as an inducement to Wells Fargo to enter into any Letter of Credit Document, shall be materially false, incorrect or incomplete when made; (e) any guarantee of, or any security covering, any indebtedness of Applicant to Wells Fargo arising under or in connection with any Letter of Credit Document or any Loan Document fails to be in full force and effect at any time;

     SECTION 15. REMEDIES. Upon the occurrence and continuance of any Event of Default, Wells Fargo may, as it may at any time during the term of this Agreement, exercise its rights under Section 7 of this Agreement and refuse to issue any Credit or Credits for the account of Applicant, and all amounts paid by Wells Fargo on any Demand or Acceptance which have not previously been repaid to Wells Fargo, together with all interest on such amounts, and the Unpaid and Undrawn Balance, if any, shall automatically be owing by Applicant to Wells Fargo and shall be due and payable by Applicant on demand. Applicant agrees that upon payment of the Unpaid and Undrawn Balance to Wells Fargo Applicant shall have no further legal or equitable interest therein, and that Wells Fargo will not be required to segregate on its books or records the Unpaid and Undrawn Balance paid by Applicant. After Wells Fargo receives the Unpaid and Undrawn Balance, Wells Fargo agrees to pay to Applicant, upon termination of all of Wells Fargo's liability under all the Credits, Demands and Acceptances, a sum equal to the amount which has not been drawn under all the Credits less all amounts due and owing to Wells Fargo from Applicant under or in connection with the Letter of Credit Documents and the Loan Documents. Further, upon the occurrence and continuance of any Event of Default, Wells Fargo may sell immediately, without demand for payment, advertisement or notice to Applicant, all of which are hereby expressly waived, any and all Collateral, received or to be received, at private sale or public auction or at brokers' board or upon any exchange or otherwise, at Wells Fargo's option, in such parcel or parcels, at such time or times, at such place or places, for such price or prices and upon such terms and conditions as Wells Fargo may deem proper, and Wells Fargo may apply the net proceeds of such sale or sales, together with any deposit balances and any sums credited by or due from Wells Fargo to Applicant in a general account or otherwise, to the payment of any and all obligations and liabilities due to Wells Fargo by Applicant under or in connection with the Letter of Credit Documents and the Loan Documents, all without prejudice to the rights of Wells Fargo against Applicant with respect to any and all such obligations and liabilities which may be or remain unpaid. If any sale pursuant to the preceding sentence be at brokers' board or at public auction or upon any exchange, Wells Fargo may itself be a purchaser at such sale free from any right of redemption, which Applicant hereby expressly waives and releases. All rights and remedies of Wells Fargo existing under the Letter of Credit Documents and the Loan Documents are in addition to, and not exclusive of, any rights or remedies otherwise available to Wells Fargo under applicable law.

     SECTION 16. SETOFF. In addition to any rights now or hereafter granted under applicable law, and not by way of limitation of any such rights, upon the occurrence and continuance of any Event of Default, Wells Fargo is hereby authorized by Applicant at any time or from time to time, without notice to Applicant or to any other person (any such notice being hereby expressly waived by Applicant) to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit), whether matured or unmatured, and any other indebtedness at any time held or owing by Wells Fargo to or for the credit or the account of Applicant, against and on account of the obligations and liabilities of Applicant to Wells Fargo under or in connection with any of the Letter of Credit Documents or the Loan Documents, irrespective of whether or not Wells Fargo shall have made any demand for payment of any or all such obligations and liabilities or declared any or all such obligations and liabilities to be due and payable, and although any or all such obligations and liabilities shall be contingent or unmatured.

     SECTION 17. WAIVERS. Applicant agrees that no delay, extension of time, renewal, compromise or other indulgence which may occur or be granted by Wells Fargo under any Letter of Credit Document or any Loan Document from time to time shall impair Wells Fargo's rights or powers under this Agreement or any Application. Wells Fargo shall not be deemed to have waived any of its rights under this Agreement or any Application unless such waiver is in writing signed by an authorized representative of Wells Fargo. No such waiver, unless expressly provided in such waiver, shall be effective as to any transactions which occur subsequent to the date of such waiver, or as to any continuance of any Event of Default after such waiver. No amendment or modification of this Agreement shall be effective unless such amendment or modification is in writing signed by authorized representatives of Wells Fargo and Applicant.

     SECTION 18. AMENDMENTS AND MODIFICATIONS TO CREDITS. At the request or with the consent of Applicant, and without affecting the obligations of Applicant under this Agreement, Wells Fargo may, but will not be obligated to,
(a) increase the amount of any Credit, (b) extend the time for, and amend or modify the terms and conditions governing, the making and honoring of any Demand, Acceptance or Document or any other terms and conditions of any Credit, or (c) waive the failure of any Demand or Document to comply with the terms of the Credit to which it relates. No amendment to, or modification of, the terms of any Credit will become effective if the Beneficiary of such Credit or any confirming bank objects to such amendment or modification. If any Credit is amended or modified in accordance with this Section 18, Applicant shall be bound by, and obligated under, the provisions of this Agreement with respect to such Credit as so amended or modified and any action taken by Wells Fargo or any advising, confirming, negotiating, paying, accepting or other bank in accordance with such amendment or modification.

     SECTION 19. SUCCESSORS AND ASSIGNS. Applicant agrees that the terms and conditions of this Agreement and each Application shall bind the heirs, executors, administrators, successors and assigns of Applicant, and that all rights, benefits and privileges conferred on Wells Fargo under or in connection with each Letter of Credit Document and each Loan Document shall be and hereby are extended to, conferred upon and may be enforced by the successors and assigns of Wells Fargo. Applicant will not assign this Agreement or Applicant's obligations or liabilities under or in connection with any Letter of Credit Document or any Loan Document to any person or entity without the prior written approval of Wells Fargo.

     SECTION 20. GOVERNING LAW. This Agreement and each Application, and the performance by Applicant and Wells Fargo under this Agreement and each Application, shall be governed by and be construed in accordance with the laws of the State of California. Unless Wells Fargo otherwise specifically agrees in writing, each Credit, the opening of each Credit, the performance by Wells Fargo under each Credit, and the performance by the Beneficiary and any advising, confirming, negotiating, paying, accepting or other bank under each Credit, shall be governed by and be construed in accordance with the UCP in force on the date of the issuance of each Credit.

     SECTION 21. JURISDICTION AND SERVICE OF PROCESS. Any suit, action or proceeding against Applicant under or with respect to any Letter of Credit Document may, at Wells Fargo's sole option, be brought in (a) the courts of the State of California, (b) the United States District Courts in California,
(c) the courts of the jurisdiction of Applicant's incorporation or principal office, or (d) the courts of the jurisdiction where any Beneficiary, any advising, confirming, negotiating, paying, accepting or other bank, or any other person or entity has brought any suit, action or proceeding against Wells Fargo with respect to any Credit, any Demand or any Acceptance, and Applicant hereby submits to the nonexclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment and waives any other preferential jurisdiction by reason of domicile. Applicant further agrees that it will accept joinder in any suit, action or proceeding brought in any court or jurisdiction against Wells Fargo by any Beneficiary, any advising, confirming, negotiating, paying, accepting or other bank or any other person or entity with respect to any Credit, any Demand or any Acceptance. Applicant irrevocably waives trial by jury and any objection, including, but not limited to, any objection of the laying of venue or any objection based on the grounds of forum non conveniens, which Applicant may now or hereafter have to the bringing of any such action or proceeding, Applicant further waives any right to transfer or change the venue of any suit, action or proceeding brought against Applicant by Wells Fargo under or in connection with any Letter of Credit Document. Applicant irrevocably consents to the service of process in any action or proceeding in any court by the mailing of copies thereof by registered or certified mail, postage prepaid, to Applicant at its address specified next to its signature on this Agreement or at such other address as Applicant shall have notified to Wells Fargo in writing, such service to be effective ten (10) days after such mailing.

     SECTION 22. JOINT APPLICANTS. If this Agreement is signed by more than one person or entity, each Applicant agrees that this Agreement and the Applications shall be the joint and several agreement of all such Applicants and that all references to Applicant in this Agreement and the Applications shall refer to all such Applicants jointly and severally.

     SECTION 23. SEVERABILITY. Any provision of any Letter of Credit Document which is prohibited or unenforceable in any jurisdiction shall be, only as to such jurisdiction, ineffective to the extent of such prohibition or unenforceability, but all the remaining provisions of such Letter of Credit Document and all the other Letter of Credit Documents shall remain valid.

     SECTION 24. HEADINGS. The headings used in this Agreement are for convenience of reference only and shall not define or limit the provisions of this Agreement.

     SECTION 25. COMPLETE AGREEMENT. This Agreement and the Application for each Credit contain the entire agreement of Wells Fargo and Applicant with respect to such Credit; provided, however, that such entire agreement will also include any written document or instrument signed by Wells Fargo and/or Applicant, and approved by Wells Fargo, which specifically references this Agreement, any Application or any Credit. Except as specifically provided in this Agreement, in any Application or in any written document or instrument referred to in the preceding sentence, no statements or representations not contained in this Agreement, such Application or such written document or instrument shall have any force or effect on this Agreement, such Application or such written document or instrument.

This Agreement is signed by Applicant's duly authorized representative or representatives on the date specified below,


1821 West Iomega Way
Roy, Utah  84067
    ADDRESS


Date:       July 5, 1995
                                 IOMEGA CORPORATION
                                     APPLICANT


                                 By:/s/Leonard C. Purkis

                                   Chief Financial Officer
                                   TITLE